As filed with the Securities and Exchange Commission on November 14, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EXPRESS SCRIPTS HOLDING COMPANY

*And the Subsidiary Guarantors listed below

(Exact Name of Registrant as Specified in Its Charter)

Delaware	45-2884094
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Express Way

St. Louis, Missouri 63121

(314) 996-0900

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Martin Akins, Esq.

Senior Vice President, General Counsel and Corporate Secretary

Express Scripts Holding Company

One Express Way

St. Louis, Missouri 63121

(314) 996-0900

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With a copy to:

Stacy J. Kanter, Esq.

Ryan J. Dzierniejko, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, NY 10036

Telephone: (212) 735-3000

Facsimile: (212) 735-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the Registrants

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

(Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)(3)	Proposed Maximum Offering Price per Unit(2)(3)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee(4)
Common Stock, Preferred Stock, Debt Securities, Guarantees of Debt Securities(5), Warrants, Subscription Rights, Purchase Contracts, Purchase Units

(1)	Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.
(2)	Not applicable pursuant to Form S-3 General Instruction II.E.
(3)	We are registering an indeterminate number of shares of Common Stock or Preferred Stock and an amount of Debt Securities as may be issued upon conversion, exchange or exercise, as applicable, of any Preferred Stock, Debt Securities, Warrants or Subscription Rights or settlement of any Purchase Contracts or Purchase Units, including such shares of Common Stock or Preferred Stock as may be issued pursuant to anti-dilution adjustments determined at the time of offering.
(4)	In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the entire registration fee.
(5)	No separate consideration will be received for the guarantees.

*TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS

Name of Guarantor Registrant		State or Other Jurisdiction of Incorporation or Formation	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
1.	EXPRESS SCRIPTS, INC.	Delaware	5912	43-1420563
2.	MEDCO HEALTH SOLUTIONS, INC.	Delaware	5912	22-3461740

*	The address of the principal executive office for each of these additional registrants is One Express Way, St. Louis, Missouri 63121. Their telephone number is (314) 996-0900.

PROSPECTUS

EXPRESS SCRIPTS HOLDING COMPANY

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

SUBSCRIPTION RIGHTS

PURCHASE CONTRACTS

PURCHASE UNITS

We may offer and sell from time to time our securities in one or more classes or series and in amounts, at prices and on terms that we will determine at the times of the offerings. Our subsidiaries may guarantee any debt securities that we issue under this prospectus. We may from time to time offer to sell together or separately in one or more offerings:

•	common stock;

•	preferred stock;

•	debt securities, which may be senior, subordinated or junior subordinated;

•	warrants to purchase common stock, preferred stock or debt securities;

•	subscription rights to purchase common stock, preferred stock, debt securities or other securities;

•	purchase contracts; and

•	purchase units.

This prospectus describes some of the general terms that may apply to these securities. We will provide the specific prices and terms of these securities in one or more supplements to this prospectus at the time of the offering. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

We may offer and sell these securities through underwriters, dealers or agents or directly to purchasers, on a continuous or delayed basis. These securities may also be resold by selling security holders. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement or a free writing prospectus.

Our common stock is listed on the NASDAQ Global Select Market under the trading symbol “ESRX.” Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

Investing in our securities involves a high degree of risk. See “Risk Factors” in our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and in any applicable prospectus supplement and/or other offering material for a discussion of certain factors which should be considered before making an investment in any securities which may be offered hereby.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 14, 2017.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under the shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities we will provide a supplement to this prospectus and/or other offering material that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus and any accompanying prospectus supplement or other offering materials, together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus, any supplement to this prospectus or other offering material filed by us with the SEC. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

You should not assume that the information in this prospectus, any prospectus supplement or any other offering materials is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since then.

In this prospectus, unless otherwise specified or the context requires otherwise, we use the terms “Express Scripts,” the “Company,” “we,” “us” and “our” to refer to Express Scripts Holding Company and its subsidiaries on a consolidated basis.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Information we have included or incorporated by reference in this prospectus and any accompanying prospectus supplement contains or may contain forward-looking statements. These forward-looking statements include, among other things, statements of our plans, objectives, expectations (financial or otherwise) or intentions.

Our forward-looking statements involve risks and uncertainties. Our actual results may differ materially from those projected or suggested in any forward-looking statements. We do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. Any number of factors could cause our actual results to differ materially from those contemplated by any forward-looking statements, including, but not limited to, the risks associated with the following:

•	our ability to remain profitable in a very competitive marketplace depends upon our continued ability to attract and retain clients while maintaining our margins, differentiate our products and services from those of our competitors, and develop and cross-sell new products and services to our existing clients;

ii

•	our failure to anticipate and appropriately adapt to changes or trends within the rapidly changing healthcare industry;

•	changes in applicable laws, rules or regulations, or their interpretation or enforcement, or the enactment of new laws, rules or regulations, which apply to our business practices (past, present or future) or require us to spend significant resources for compliance;

•	a failure in the security or stability of our technology infrastructure, or the infrastructure of one or more of our key vendors;

•	our failure to execute on, or other issues arising under, certain key client contracts;

•	significant changes within the pharmacy provider marketplace, including the loss of or adverse change in our relationship with one or more key pharmacy providers;

•	changes to the healthcare industry designed to manage healthcare costs or alter healthcare financing practices or changes to government policies in general;

•	a significant failure or disruption in service within our operations or the operations of our vendors;

•	changes relating to Medicare Part D, our failure to comply with Centers for Medicare & Medicaid Services (“CMS”) regulatory requirements, our failure to comply with CMS contractual requirements applicable to us as a Medicare Part D prescription drug plan sponsor or our failure to otherwise execute on our strategies related to Medicare Part D;

•	our failure to effectively execute on strategic transactions or successfully integrate the business operations or achieve the anticipated benefits from any acquired businesses;

•	a failure to adequately protect confidential health information received and used in our business operations;

•	the termination, loss, or unfavorable modification of our relationship with one or more key pharmaceutical manufacturers, or the significant reduction in payments made or discounts provided by pharmaceutical manufacturers;

•	results in pending and future litigation, including derivative and other class action claims related to our dispute with Anthem, Inc., investigations or other proceedings which could subject us to significant monetary damages or penalties and/or require us to change our business practices, or the costs incurred in connection with such proceedings;

•	our failure to attract and retain talented employees, or to manage succession and retention for our Chief Executive Officer or other key executives;

•	changes in drug pricing or industry pricing benchmarks;

•	the impact of our debt service obligations on the availability of funds for other business purposes, the terms of and our required compliance with covenants relating to our indebtedness and our access to the credit markets in general;

•	the delay, reduction, suspension or cancellation of government spending or appropriations relating to our business;

•	general economic conditions; and

•	other risks described from time to time in our filings with the SEC.

These and other relevant factors and any other information we have included or incorporated by reference in this prospectus and any accompanying prospectus supplement should be carefully considered when reviewing any forward-looking statement. We note these factors for investors as permitted under the Private Securities Litigation Reform Act of 1995. Investors should understand it is impossible to predict or identify all such factors or risks. As such, you should not consider either the foregoing list, or the risks identified in our SEC filings incorporated by reference in the prospectus or any accompanying prospectus supplement, to be a complete discussion of all potential risks or uncertainties.

iii

EXPRESS SCRIPTS HOLDING COMPANY

As the largest stand-alone pharmacy benefit management (“PBM”) company in the United States, we provide a full range of services to our clients, which include managed care organizations, health insurers, third-party administrators, employers, union-sponsored benefit plans, workers’ compensation plans, government health programs, providers, clinics, hospitals and others. We report segments on the basis of products and services offered and have determined we have two reportable segments: PBM and Other Business Operations. Our integrated PBM services include clinical solutions, Express Scripts SafeGuardRx, specialized pharmacy care, home delivery pharmacy services, specialty pharmacy services, retail network pharmacy administration, benefit design consultation, drug utilization review, drug formulary management, Medicare, Medicaid and Public Exchange offerings, administration of a group purchasing organization and consumer health and drug information.

Through our Other Business Operations segment, we provide distribution services of specialty pharmaceuticals and medical supplies to providers, clients and hospitals and provide consulting services for pharmaceutical and biotechnology manufacturers to collect scientific evidence to guide the safe, effective and affordable use of medicines.

Express Scripts, Inc. was incorporated in Missouri in September 1986, and was reincorporated in Delaware in March 1992. Aristotle Holding, Inc. was incorporated in Delaware on July 15, 2011. On April 2, 2012, Express Scripts, Inc. consummated a merger with Medco Health Solutions, Inc. and both Express Scripts, Inc. and Medco Health Solutions, Inc. became wholly-owned subsidiaries of Aristotle Holdings, Inc. Aristotle Holding, Inc. was renamed Express Scripts Holding Company concurrently with the consummation of the merger.

Our principal executive offices are located at One Express Way, Saint Louis, Missouri, 63121. Our telephone number is (314) 996-0900 and our website is www.express-scripts.com. Information included on or accessible through our website is not part of this prospectus and should not be relied upon in connection with making any investment decision with respect to the securities offered by this prospectus.

RISK FACTORS

You should consider the specific risks described in our Annual Report on Form 10-K for the year ended December 31, 2016 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act before making an investment decision. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. See “Where You Can Find More Information.”

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement and/or other offering material. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling security holder.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	Nine Months Ended September 30, 2017	Year Ended December 31,
		2016	2015	2014	2013	2012
Ratio of Earnings to Fixed Charges(1)	8.6	8.7	8.4	6.7	6.4	4.3

(1)	For purposes of calculating the ratio of earnings to fixed charges, earnings represent income before income taxes, adjusted to include distributed equity income from joint venture, plus fixed charges less income attributable to non-controlling interest. Fixed charges include interest expense and our estimate of the interest component of rental expense, which is estimated to be one third of rental expense.

As of the date of this prospectus, we had no preferred stock outstanding.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the common stock, preferred stock, debt securities, warrants, subscription rights, purchase contracts and purchase units that we may offer and sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 2,985.0 million shares of common stock, par value $0.01 per share, and 15.0 million shares of preferred stock, par value $0.01 per share. As of September 30, 2017, no shares of preferred stock were outstanding and 566,373,000 shares of common stock were outstanding.

The following description of the terms of our common stock and preferred stock is not complete and is qualified in its entirety by reference to our amended and restated certificate of incorporation and our amended and restated bylaws, each of which is filed as an exhibit to the registration statement of which this prospectus is a part, and the applicable provisions of the General Corporation Law of the State of Delaware. To find out where copies of our amended and restated certificate of incorporation and amended and restated bylaws can be obtained, see “Where You Can Find More Information.”

Common Stock

The outstanding shares of our common stock are fully paid and nonassessable. Each holder of our common stock is entitled to one vote per share upon all questions presented to stockholders. Holders of our common stock have noncumulative voting rights, meaning that the holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors and the holders of the remaining shares are not able to elect any directors. The holders of our common stock have no preemptive rights and no rights to convert their common stock into any other securities. There are also no redemption or sinking fund provisions applicable to our common stock.

Subject to the preferences applicable to any shares of our preferred stock outstanding at the time, holders of our common stock are entitled to receive dividends when and as declared by our board of directors from funds legally available therefore and are entitled, in the event of liquidation, to share ratably in all assets remaining paid after payment of liquidation.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “ESRX.” The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

Blank Check Preferred Stock

Without further stockholder action, our board of directors is authorized to provide for the issuance of preferred stock in one or more series, to fix the number of shares of any such series and to fix the designation of any such series as well as the powers, preferences and rights and the qualifications, limitations or restrictions of the preferred stock and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding).

It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until the board of directors determines the specific rights of the holders of the preferred stock. However, any or all of these rights may be greater than the rights of our common stock and effects of the issuances of any preferred stock might include:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; and

•	delaying or preventing a change in control of our company.

Amended and Restated Certificate of Incorporation and Bylaw Provisions

Various provisions contained in our amended and restated certificate of incorporation and amended and restated bylaws could delay or discourage some transactions involving an actual or potential change in control of us or our management and may limit the ability of our stockholders to remove current management or approve transactions that our stockholders may deem to be in their best interests. These provisions:

•	authorize our board of directors to establish one or more series of preferred stock, the terms of which can be determined by the board of directors at the time of issuance;

•	require that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing;

•	provide an advanced written notice procedure with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of our board of directors;

•	state that special meetings of our stockholders may be called only by the secretary upon the written request or requests of the holders of record representing not less than 35% of the voting power of all capital stock issued and outstanding and entitled to vote; and

•	allow our directors, and not our stockholders, to fill vacancies on our board of directors, including vacancies resulting from removal or enlargement of the board.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may issue separately, upon exercise of a debt warrant, in connection with a stock purchase contract or as part of a stock purchase unit from time to time in the form of one or more series of debt securities. The applicable prospectus supplement and/or other offering material will describe the specific terms of the debt securities offered through that prospectus supplement as well as any general terms described in this section that will not apply to those debt securities. The debt securities will be issued under an indenture among us, certain of our domestic subsidiaries that may guarantee the securities and Wells Fargo Bank, National Association, as trustee.

We have summarized selected provisions of the indenture below. The summary is not complete. The indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part, and you should read the indenture for provisions that may be important to you. Capitalized terms used in the summary have the meanings specified in the indenture.

General

The indenture provides that debt securities in separate series may be issued under the indenture from time to time without limitation as to the aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We will determine the terms and conditions of the debt securities, including the maturity, principal and interest, but those terms must be consistent with the indenture.

The applicable prospectus supplement will set forth or describe the following terms of each series of such debt securities:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the price or prices at which the debt securities will be offered;

•	the person to whom any interest on the debt securities will be payable;

•	the dates on which the principal of the debt securities will be payable;

•	the interest rate or rates that the debt securities will bear and the interest payment dates for the debt securities;

•	the places where payments on the debt securities will be payable;

•	any periods within which, and terms upon which, the debt securities may be redeemed, in whole or in part, at our option;

•	the portion of the principal amount, if less than all, of the debt securities that will be payable upon declaration of acceleration of the maturity of the debt securities;

•	any addition to or change in the events of default with respect to the debt securities;

•	any addition to or change in the covenants in the indenture;

•	whether any of our subsidiaries will provide guarantees of the debt securities; and

•	any other terms of the debt securities not inconsistent with the provisions of the indenture.

The indenture does not limit the amount of debt securities that may be issued. The indenture allows debt securities to be issued up to the principal amount that we may authorize and such debt securities may be in any currency or currency unit we designate.

Debt securities, including Original Issue Discount Securities (as defined in the indenture), may be sold at a substantial discount below their principal amount. Special U.S. federal income tax considerations applicable to debt securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency or currency unit other than U.S. dollars may be described in the applicable prospectus supplement.

Subsidiary Guarantees

If specified in the prospectus supplement, certain of our subsidiaries (our “subsidiary guarantors”) will guarantee the debt securities of a series.

Purchase of Debt Securities Upon a Change of Control Triggering Event

Upon the occurrence of any change of control triggering event with respect to a particular series of debt securities, each holder of debt securities of such series shall have the right to require us to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of their debt securities of such series pursuant to the offer described below (the “change of control offer”) on the terms set forth in the debt securities. In the change of control offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of debt securities repurchased, plus accrued and unpaid interest, if any, on the debt securities repurchased, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date) (the “change of control payment”). Within 30 days following any change of control triggering event with respect to a particular series of debt securities, or at our option, prior to any change of control but after the public announcement of the pending change of control, we will be required to mail a notice to holders of debt securities of the applicable series, with a copy to the trustee, describing the transaction or transactions that constitute the change of control triggering event and offering to repurchase the debt securities of such series on the date specified in the notice, which date shall be a business day no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “change of control payment date”), pursuant to the procedures required by the debt securities and described in such notice. The notice will, if mailed prior to the date of the consummation of the change of control, state that the change of control offer is conditioned on the change of control triggering event occurring on or prior to the change of control payment date. We must comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the debt securities as a result of a change of control triggering event. To the extent that the provisions of any securities laws or regulations conflict with the change of control provisions of the debt securities, we will be required to comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the change of control provisions of the debt securities by virtue of such conflicts.

On the change of control payment date, we will be required, to the extent lawful, to:

•	accept for payment all debt securities or portions of debt securities properly tendered pursuant to the change of control offer;

•	deposit with the paying agent an amount equal to the change of control payment in respect of all debt securities or portions of debt securities properly tendered; and

•	deliver or cause to be delivered to the trustee the debt securities properly accepted, together with an officers’ certificate stating the aggregate principal amount of debt securities or portions of debt securities being purchased and that all conditions precedent provided for in the indenture to the change of control offer and to the repurchase by us of debt securities pursuant to the change of control offer have been complied with.

The paying agent will promptly mail to each holder of debt securities properly tendered the purchase price for the debt securities, and the trustee will promptly authenticate and mail (or cause to be transferred by book-

entry) to each holder a new note equal in principal amount to any unpurchased portion of any debt securities surrendered; provided that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000.

We will not be required to make an offer to repurchase the debt securities upon a change of control triggering event if (i) a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us, and such third party purchases all debt securities properly tendered and not withdrawn under its offer, or (ii) we have given written notice of a redemption of the debt securities as provided in the indenture, unless we have failed to pay the redemption price on the redemption date. The provisions relating to a change in control triggering event may not be waived or modified for any series of debt securities without the written consent of holders of at least a majority in principal amount of that series of debt securities outstanding. For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:

The term “below investment grade rating event” means the debt securities of the applicable series are not rated, or are rated below an investment grade rating by each of the rating agencies (as defined below) on any date during the period commencing 60 days prior to the public notice of an arrangement that could result in a change of control until the end of the 60-day period following public notice of the occurrence of the change of control (which 60-day period shall be extended so long as the rating of the debt securities of the applicable series is under publicly announced consideration for possible downgrade by either of the rating agencies), provided that a below investment grade rating event otherwise arising by virtue of a particular reduction in, or termination of, any rating shall not be deemed to have occurred in respect of a particular change of control (and thus shall not be deemed a below investment grade rating event for purposes of the definition of change of control triggering event hereunder) if the rating agency or rating agencies ceasing to rate the debt securities of the applicable series or making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing at its request that the termination or reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable change of control (whether or not the applicable change of control shall have occurred at the time of the below investment grade rating event).

The term “change of control” means the occurrence of any of the following: (a) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties and assets of the Company and its subsidiaries taken as a whole to any person or group of related persons for purposes of Section 13(d) of the Exchange Act other than the Company or one of its subsidiaries; (b) the approval by the holders of our common stock of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of the indenture); (c) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person or group (other than one of our subsidiaries) becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the then outstanding number of shares of our voting stock; (d) we consolidate with or merge with or into any person, or any person consolidates with, or merges with or into us, pursuant to a transaction in which any of the outstanding voting stock of the Company or such other person is converted into or exchanged for cash, securities or other property (except when our voting stock is converted into, or exchanged for, at least a majority of the voting stock of the surviving person immediately after giving effect to the transaction); or (e) the first day on which a majority of the members of our board of directors are not continuing directors.

Holders may not be entitled to require us to purchase their debt securities in certain circumstances involving our board of directors, including in connection with a proxy contest, where our board of directors initially publicly opposes the election of a dissident slate of directors, but subsequently approves such directors as continuing directors for purposes of the indenture. This may result in a change in the composition of the board of directors that, but for such subsequent approval, would have otherwise constituted a change of control requiring a repurchase offer under the terms of the indenture.

The definition of change of control includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of the properties and assets of the Company and its subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of debt securities to require us to repurchase its debt securities as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the properties and assets of the Company and its subsidiaries taken as a whole to another person or group may be uncertain.

The term “change of control triggering event” means the occurrence of both a change of control and a below investment grade rating event.

The term “continuing directors” means, as of any date of determination, any member of our board of directors who (a) was a member of such board of directors on the date of the consummation of the Merger; or (b) was nominated for election or elected to our board of directors with the approval of at least a majority of the continuing directors who were members of our board of directors at the time of such nomination or election (either by a specific vote or by approval of a proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

The term “investment grade rating” means a rating of Baa3 (or better) by Moody’s (or its equivalent under any successor rating category of Moody’s) and a rating of BBB- (or better) by S&P (or its equivalent under any successor rating category of S&P), respectively, and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by us under the circumstances permitting us to select a replacement agency and in the manner for selecting a replacement agency, in each case as set forth in the definition of “rating agency.”

The term “Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

The term “person” includes any individual, corporation, partnership, limited partnership, general partnership, limited liability company, limited liability partnership, business trust, association, joint stock company, joint venture, trust, trust company, bank, association, land trust, business trust or other organizations, whether or not legal entities, incorporated or unincorporated organization or government or any agency or political subdivision thereof.

The term “rating agency” or “rating agencies” means each of Moody’s and S&P; provided that if any of Moody’s or S&P ceases to provide rating services to issuers or investors, we may appoint another “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act as a replacement for such rating agency that is reasonably acceptable to the trustee.

The term “S&P” means S&P Global Ratings (f/k/a Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.) and its successors.

The term “voting stock” of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Covenants

Merger, Consolidation and Sale of Assets

We have agreed, with respect to each series of debt securities, not to consolidate with or merge with or into any other person, permit any other person to consolidate with or merge with and into us or convey, transfer or lease all or substantially all of our properties and assets to any other person, unless:

•	we are the surviving entity or our successor is an entity organized and existing under the laws of the United States of America, any state or the District of Columbia;

•	our successor will expressly assume, by a supplemental indenture, the due and punctual payment of the principal of and any premium and interest on the outstanding debt securities and the performance and observance of every covenant in the indenture that we would otherwise have to perform or observe;

•	immediately after giving effect to such transaction and treating any indebtedness that becomes an obligation of ours or any of our subsidiaries as a result of such transaction as having been incurred by us or any of our subsidiaries at the time of such transaction, there will not be any event of default or event which, after notice or lapse of time or both, would become an event of default;

•	if, as a result of any such transaction, our property or assets would become subject to a lien which would not be permitted under “—Limitations on Liens,” we or our successor shall take those steps that are necessary to secure all outstanding debt securities equally and ratably with the indebtedness secured by that lien; and

•	we will have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation or transfer and supplemental indenture, if applicable, comply with the indenture and that all conditions precedent to the consummation of the particular transaction under the indenture have been complied with.

Upon any consolidation or merger with or into any other person or any conveyance, transfer or lease of all or substantially all of our properties and assets to any other person, the successor person will succeed to, and be substituted for, us under the indenture, and we, except in the case of a lease, will be relieved of all obligations and covenants under the debt securities and the indenture to the extent we were the predecessor person.

For purposes of this covenant, the conveyance, transfer or lease of all or substantially all of the properties and assets of one or more of our subsidiaries, which properties and assets, if held by us instead of such subsidiaries, would constitute all or substantially all of our properties and assets on a consolidated basis, shall be deemed to be the transfer of all or substantially all of our properties and assets.

Limitations on Liens

Neither we nor any restricted subsidiary may create or assume, except in our favor or in favor of one or more of our wholly-owned subsidiaries, any mortgage, pledge, lien or encumbrance (as used in this paragraph, “liens”) on any property now owned or hereafter acquired by us or any restricted subsidiary, or permit any such subsidiary to do so, unless the outstanding debt securities of each series are secured equally and ratably with (or prior to) the obligations so secured by such lien, except that the foregoing restrictions do not apply to the following types of liens:

(a) liens in connection with workers’ compensation, unemployment insurance or other social security obligations (which phrase shall not be construed to refer to ERISA or the minimum funding obligations under Section 412 of the Internal Revenue Code of 1986, as amended (the “code”));

(b) liens to secure the performance of bids, tenders, letters of credit, contracts (other than contracts for the payment of indebtedness), leases, statutory obligations, surety, customs, appeal, performance and payment bonds and other obligations of like nature, in each such case arising in the ordinary course of business;

(c) mechanics’, workmen’s, carriers’, warehousemen’s, materialmen’s, landlords’, or other like liens arising in the ordinary course of business with respect to obligations that are not due or which are being contested in good faith and by appropriate action;

(d) liens for taxes, assessments, fees or governmental charges or levies that are not delinquent or which are payable without penalty, or which are being contested in good faith and by appropriate action, and in respect of which adequate reserves shall have been established in accordance with GAAP on our books or the books of any of our subsidiaries;

(e) liens consisting of attachments, judgments or awards against us or any of our subsidiaries, with respect to which an appeal or proceeding for review shall be pending or a stay of execution shall have been obtained, or which are otherwise being contested in good faith and by appropriate action, and in respect of which adequate reserves shall have been established in accordance with GAAP on our books or the books of any of our subsidiaries;

(f) easements, rights of way, restrictions, leases of property to others, easements for installations of public utilities, title imperfections and restrictions, zoning ordinances and other similar encumbrances affecting property which in the aggregate do not materially adversely affect the value of such property or materially impair its use for the operations of our business or the business of any of our subsidiaries;

(g) liens existing on the date of the supplemental indenture or officers’ certificate pursuant to which the applicable debt securities are issued and securing indebtedness or other obligations of Express Scripts, Inc. or any of its subsidiaries;

(h) statutory liens in favor of lessors arising in connection with property leased to us or any of our subsidiaries;

(i) liens on margin stock to the extent that a prohibition on such liens pursuant to this provision would violate Regulation U of the United States Federal Reserve Board, as amended;

(j) purchase money liens on property hereafter acquired by us or any of our subsidiaries, created within 180 days of such acquisition (or in the case of real property, completion of construction including any improvements or the commencement of operation of the property, whichever occurs later) to secure or provide for the payment or financing of all or any part of the purchase price thereof, provided that the lien secured thereby shall attach only to the property so acquired and related assets (except that individual financings by one person (or an affiliate thereof) may be cross-collateralized to other financings provided by such person and its affiliates that are independently permitted by this clause (j));

(k) liens in respect of permitted sale-leaseback transactions;

(l) liens on the property of a person that becomes our subsidiary; provided that (i) such liens existed at the time such person becomes a subsidiary and were not created in anticipation thereof, (ii) any such lien does not by its terms cover any property after the time such person becomes a subsidiary that was not covered immediately prior thereto and (iii) any such lien does not by its terms secure any indebtedness other than indebtedness existing immediately prior to the time such person becomes a subsidiary; provided that such indebtedness was not incurred in anticipation of such person becoming a subsidiary;

(m) liens on property and proceeds thereof existing at the time of acquisition thereof and not created in contemplation thereof;

(n) liens (i) of a collection bank arising under Section 4-208 of the Uniform Commercial Code on the items in the course of collection, and (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set off) and which are within the general parameters customary in the banking industry;

(o) liens granted in connection with asset securitization transactions in an aggregate principal amount not in excess of $1.5 billion at any one time outstanding upon the granting of such liens;

(p) liens imposed in respect of environmental laws;

(q) licenses of patents, trademarks and other intellectual property rights granted by us or any of our subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of us or such subsidiary, as applicable;

(r) liens securing obligations (other than obligations representing indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into by us or any of our subsidiaries in the ordinary course of business;

(s) any extension, renewal, refinancing, substitution or replacement (or successive extensions, renewals, refinancings, substitutions or replacements), as a whole or in part, of any of the liens referred to in paragraphs (g), (j), (1) and (m) of this covenant, provided that such extension, renewal, refinancing, substitution or replacement lien shall be limited to all or any part of substantially the same property or assets that secured the lien extended, renewed, refinanced, substituted or replaced (plus improvements on such property) and the liability secured by such lien at such time is not increased;

(t) liens on proceeds of any of the assets permitted to be the subject of any lien or assignment permitted by this covenant; and

(u) other liens; provided that, without duplication, the aggregate sum of all obligations and indebtedness secured by liens permitted under this clause (u), together with all property subject to the restriction on sale and leaseback transactions described below, would not exceed 15% of our consolidated net worth, measured upon the granting of such liens based on our consolidated balance sheet for the end of the then most recent quarter for which financial statements are available.

Limitations on Sale and Leaseback Transactions

Neither we nor any restricted subsidiary may engage in sale and leaseback transactions except for permitted sale-leaseback transactions.

SEC Reports

For so long as the debt securities are outstanding, we will file with the trustee and the SEC, and transmit to holders of the debt securities, such information, documents and reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), at the times and in the manner provided pursuant to the Trust Indenture Act; provided that any such information, documents or reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act must be filed with the trustee within 15 days after the same is so required to be filed with the SEC; provided further that any such information, documents or reports filed with the SEC pursuant to its Electronic Data Gathering, Analysis and Retrieval (or EDGAR) system will be deemed to be filed with the trustee.

Additional Guarantors

If, after the date of the indenture, any of our subsidiaries that is not already a subsidiary guarantor guarantees, becomes a borrower, issuer or guarantor under, or grants any lien to secure any obligations pursuant to, (1) the credit agreement governing our existing credit facility and term loan facility or any refinancing or replacement thereof, or (2) any other indebtedness having an aggregate principal amount outstanding in excess of 15% of our consolidated net worth as of the end of our most recent quarter for which financial statements are available (such consolidated net worth to be measured at the time of the incurrence of each such guarantee or borrowing or the granting of such lien), then in any such case such subsidiary will become a subsidiary guarantor by executing a supplemental indenture and delivering it to the trustee promptly (but in any event, within two business days of the date on which it guaranteed or incurred such indebtedness or granted such lien, as the case may be). Notwithstanding the preceding, any guarantee by a subsidiary guarantor that was issued pursuant to this paragraph solely as a result of its guarantee or incurrence of, or granting of a lien in respect of, any such indebtedness shall be automatically and unconditionally released upon the release or discharge of the guarantee that resulted in the creation of such subsidiary’s guarantee (or upon such subsidiary ceasing to be an issuer or a borrower or the release of liens granted by such subsidiary, as the case may be), except a discharge or release as a result of payment under such guarantee.

Certain Definitions

The term “consolidated net worth” means, with respect to any entity, at any date, the sum of all amounts which would be included under stockholders’ equity on a consolidated balance sheet of such entity and its subsidiaries determined in accordance with GAAP on such date or, in the event such date is not a fiscal quarter end, as of the immediately preceding fiscal quarter end.

The term “environmental laws” means any and all current or future legally binding statutes, ordinances, orders, rules, regulations, judgments, permits, licenses, authorizations, plans, directives, consent orders or consent decrees of or from any federal, state or local governmental authority, agency or court, or any other binding requirements of governmental authorities relating to (i) the protection of the environment, (ii) any activity, event or occurrence involving hazardous materials, or (iii) occupational safety and health, industrial hygiene, land use or, as relating to the environment, the protection of human, plant or animal health or welfare, in any manner applicable to us or any of our subsidiaries or any of our respective properties or facilities.

The term “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the date of the indenture (subject to certain exceptions set forth in the indenture).

The term “hazardous materials” means (i) any chemical, material or substance defined as or included in any environmental law in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous waste,” “acutely hazardous waste,” “radioactive waste,” “biohazardous waste,” “pollutant,” “toxic pollutant,” “contaminant,” “restricted hazardous waste,” “infectious waste,” “toxic substances,” or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, “TCLP toxicity” or “EP toxicity” or words of similar import under any applicable environmental laws); (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials; (vi) any friable asbestos-containing materials; (vii) urea formaldehyde foam insulation; (viii) electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls; (ix) pesticide; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority pursuant to environmental laws.

The term “permitted sale-leaseback transactions” means sales or transfers by us or any of our subsidiaries of any real property, improvements, fixtures, machinery and/or equipment with the intention of taking back a lease thereof; provided, however, that “permitted sale-leaseback transactions” shall not include such transactions involving machinery and/or equipment (excluding any lease for a temporary period of not more than 36 months with the intent that the use of the subject machinery and/or equipment will be discontinued at or before the expiration of such period) relating to facilities (a) in full operation for more than 180 days as of the date of the supplemental indenture or officers’ certificate pursuant to which the applicable debt securities are issued and (b) that are material to our business and the business of our subsidiaries taken as a whole, to the extent that the sum of the aggregate sale price of such machinery and/or equipment from time to time involved in such transactions (giving effect to payment in full under any such transaction and excluding the applied amounts, as defined in the following sentence), plus the amount of obligations and indebtedness from time to time secured by liens permitted under clause (u) in the lien covenant, exceeds 15% of our consolidated net worth. For purposes of this definition, “applied amounts” means an amount (which may be conclusively determined by our board of directors) equal to the greater of (i) capitalized rent with respect to the applicable machinery and/or equipment and (ii) the fair value of the applicable machinery and/or equipment that is applied within 180 days of the applicable transaction or transactions to repayment of the debt securities or to the repayment of any indebtedness which, in accordance with GAAP, is classified as long-term debt and that is on parity with the debt securities.

The term “property” means, with respect to any person, all types of real, personal or mixed property and all types of tangible or intangible property owned or leased by such person.

The term “restricted subsidiary” means any of our subsidiaries that is not an unrestricted subsidiary.

The term “subsidiary” of any person means (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock or other equity interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of such person (or a combination thereof), (ii) any partnership, limited liability company or similar pass-through entity the sole general partner or the managing general partner or managing member of which is such person or a subsidiary of such person and (iii) any partnership, limited liability company or similar pass-through entity the only general partners, managing members or persons, however designated in corresponding roles, of which are such person or one or more subsidiaries of such person (or any combination thereof).

The term “unrestricted subsidiary” means any of our subsidiaries that from time to time is not a subsidiary guarantor or required to be a subsidiary guarantor.

The term “wholly owned subsidiary” of any person means (i) any corporation, association or other business entity of which 100% of the shares of capital stock or other equity interests is at the time owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of such person (or a combination thereof) and (ii) any partnership, limited liability company or similar pass-through entity the sole partners, members or persons, however designated in corresponding roles, of which are such person or one or more subsidiaries of such person (or any combination thereof).

Events of Default

Unless otherwise specified in the prospectus supplement, each of the following will constitute an event of default under the indenture with respect to debt securities of any series:

(1) failure to pay any interest on any debt securities of that series when due and payable and continuance of such default for a period of 30 days;

(2) failure to pay principal of or any premium on any debt security of that series when due and payable;

(3) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by us or any restricted subsidiary (or the payment of which is guaranteed by any restricted subsidiary), if that default is caused by a failure to pay principal at its stated maturity after giving effect to any applicable grace period, or results in the acceleration of such indebtedness prior to its stated maturity and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other indebtedness under which there has been a payment default after stated maturity or the maturity of which has been so accelerated, aggregates $100 million or more;

(4) default in the performance, or breach, of any covenant, agreement or warranty in the indenture or in any supplemental indenture or officers’ certificate issued pursuant to the indenture that is applicable to such securities and continuance of such default for a period of 60 days after written notice has been given to us by the trustee, or to us and the trustee by the holders of at least 25% in principal amount of the outstanding debt securities of that series, a written notice, specifying such default or breach and requiring it to be remedied, as provided in the indenture;

(5) certain events of bankruptcy, insolvency or reorganization affecting us or any subsidiary guarantors; or

(6) a guarantee ceases to be in full force and effect or is declared to be null and void and unenforceable or the guarantee is found to be invalid or a subsidiary guarantor denies its liability under a guarantee (other than by reason of release of the subsidiary guarantor in accordance with the terms of the indenture).

If an event of default (other than an event of default described in clause (5) above) with respect to the debt securities of any series at the time outstanding occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may require us to repay immediately the principal of and any unpaid premium and interest on (or, in the case of any Original Issue Discount Security, such portion of the principal amount of such security as may be specified in the terms of such security) all debt securities of the affected securities. An event of default described in clauses (5) above shall cause the principal amount of and any unpaid premium and interest on (or, if any Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified by the terms thereof) all the debt securities of all series to become immediately due and payable without any declaration or other act by the trustee, holders or any other party. For information as to waiver of defaults, see “—Modification and Waiver” below.

Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default has occurred and is continuing, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request or direction of any holder of debt securities, unless such holders offer to the trustee indemnity reasonably satisfactory to it. The holders of at least a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of a debt security of any series will have any right to institute any proceeding under the indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the indenture, unless:

•	such holder has previously given the trustee written notice of a continuing event of default with respect to the debt securities of that series;

•	the holders of at least 25% in principal amount of the outstanding debt securities of that series have made a written request to pursue the remedy, and such holders have offered, and if requested provided, the trustee indemnity reasonably satisfactory to it against any loss, liability or expense incurred in connection with such pursuit;

•	the trustee has failed to comply with the request within 60 days after receipt of such notice, request and offer of indemnity; and

•	the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

Notwithstanding any other provision of the indenture, the holder of any debt security shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to certain provisions the indenture) interest on such debt security on the respective stated maturities expressed in such debt security (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such holder.

We will promptly notify the trustee in writing upon becoming aware of the occurrence of any default or event of default. In addition, we shall furnish to the trustee, within 120 days after the end of each fiscal year, an officers’ certificate stating whether the officers certifying therein have actual knowledge of any default or event of default by us in performing any of our obligations under the indenture or the debt securities and describing any such default or event of default.

Modification and Waiver

Unless otherwise specified in the prospectus supplement, modifications and amendments of the indenture may be made by us, our subsidiary guarantors, if applicable, and the trustee with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

•	reduce the principal of, or any premium or interest on, any debt security;

•	reduce the amount of principal of, or any premium or interest on, any debt security payable upon acceleration of the maturity of such debt security;

•	change the place, manner or currency of payment of principal of, or any premium or interest on, any debt security;

•	impair the right to institute suit for the enforcement of any payment due with respect to any debt securities;

•	except as provided in the indenture, release the guarantee of a subsidiary guarantor;

•	reduce the percentage in principal amount of outstanding debt securities of any series necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

•	modify such provisions with respect to modification, amendment or waiver; or

•	change the ranking of any series of debt securities.

Unless otherwise specified in the prospectus supplement, the holders of a majority in principal amount of the outstanding debt securities of any series may, by notice to the trustee, waive compliance by us with certain restrictive provisions of the indenture. The holders of at least a majority in principal amount of the outstanding debt securities of any series may also waive any past default under the indenture with respect to such series, except a default:

•	in the payment of principal, premium or interest or the payment of any redemption, purchase or repurchase price; or

•	of certain covenants and provisions of the indenture which cannot be amended without the consent of each holder of the outstanding debt securities of such series.

Satisfaction and Discharge

The indenture shall cease to be of further effect as to any series of debt securities (except as to any surviving rights expressly provided for in the indenture or in a supplemental indenture or officers’ certificate delivered pursuant to the indenture) when:

•	we deliver to the trustee all outstanding debt securities of a series (except for the debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid and debt securities of such securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us or discharged from such trust) for cancellation; or

•

all outstanding debt securities of a series that have not been delivered to the trustee for cancellation have become due and payable or will become due and payable at their stated maturity within one year, or, if redeemable at our option, are to be called for redemption within one year under arrangements satisfactory to the trustee in our name and at our expense, and in any case we have irrevocably deposited with the trustee (or another trustee which satisfies the requirements contemplated by the indenture and agrees to comply with the provisions applicable to it) in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the holders of such debt securities money or U.S. government obligations, or both, in an amount sufficient, without consideration of reinvestment of interest, to pay and discharge, and which shall be applied by the trustee (or any such other qualifying trustee) to pay and discharge, the principal of and any premium and interest on such series of debt securities not previously delivered to the trustee for cancellation at the respective stated maturity or redemption date;

and, in either case, we have paid or caused to be paid all other sums payable by us under the indenture and we have delivered an officers’ certificate and an opinion of counsel to the trustee stating that we have satisfied all conditions precedent to satisfaction and discharge of the indenture with respect to such series of debt securities.

Legal Defeasance and Covenant Defeasance

Legal Defeasance. We at any time may terminate all of our obligations under the debt securities of a particular series and the indenture (except for certain obligations to convert, exchange or register the transfer of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold moneys for payment in trust) upon the irrevocable deposit in trust for the benefit of the holders of such debt securities of money or U.S. government obligations, or both, in an amount sufficient, without consideration of reinvestment of interest, to pay the principal of and any premium and interest on such debt securities on the respective stated maturities or on the respective redemption date, as the case may be, in accordance with the terms of the indenture and such debt securities. Such defeasance or discharge may occur only if, among other things:

(1) we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and legal defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and legal defeasance were not to occur;

(2) no event of default or event that with the passing of time or the giving of notice, or both, would constitute an event of default shall have occurred and be continuing at the time of such deposit or, with respect to any event of default described in clause (5) under “—Events of Default,” at any time on or prior to the 90th day after such deposit;

(3) such defeasance will not result in a breach or violation of, or constitute a default under, the indenture or any other agreement or instrument to which we are a party or by which we are bound; and

(4) such defeasance will not cause the trust so created to constitute an investment company within the meaning of the Investment Company Act of 1940.

Covenant Defeasance. The indenture provides that we may terminate our obligations under certain restrictive covenants, including those that may be described in the applicable prospectus supplement, and the occurrence of certain events of default which are described above in clause (4) under “—Events of Default” and any that may be described in the applicable prospectus supplement, shall not be deemed to either be or result in an event of default with respect to such debt securities. In order to exercise such option, we must irrevocably deposit, in trust for the benefit of the holders of such debt securities, money or U.S. government obligations, or both, in an amount sufficient, without consideration of reinvestment of interest, to pay the principal of and any premium and interest on such debt securities on the respective stated maturities or on the respective redemption date, as the case may be, in accordance with the terms of the indenture and such debt securities. Such covenant defeasance may occur only if we have delivered to the trustee an opinion of counsel that in effect says that holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance were not to occur, and the requirements set forth in clauses (2), (3), and (4) under the heading “—Legal Defeasance” above are satisfied.

Governing Law

The debt securities and the indenture will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock or debt securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under one or more warrant agreements to be entered into between us and a warrant agent to be named in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

•	the title of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase for cash the amount of common stock, preferred stock or debt securities at the exercise price stated or determinable in the applicable prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the common stock, preferred stock or debt securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement and warrant certificate, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant certificate or warrant agreement if we offer warrants, see “Where You Can Find More Information.” We urge you to read the applicable warrant certificate, the applicable warrant agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase common stock, preferred stock, debt securities or other securities. We may issue subscription rights independently or together with any other offered security, which may or may not be transferable by the stockholder. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we may offer will contain the specific terms of the subscription rights. These terms may include the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for each share of common stock, preferred stock, debt securities or other securities upon the exercise of the subscription rights;

•	the number of subscription rights issued to each security holder;

•	the number and terms of each share of common stock, preferred stock, debt securities or other securities which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate or subscription rights agreement if we offer subscription rights, see “Where You Can Find More Information.” We urge you to read the applicable subscription rights certificate, the applicable subscription rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

We may issue purchase contracts for the purchase or sale of common stock, preferred stock or debt securities issued by us or by third parties as specified in the applicable prospectus supplement. Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the securities otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract. The price per security and the number of securities may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula set forth in the applicable purchase contracts.

The purchase contracts may be issued separately or as part of units consisting of a purchase contract and debt securities or debt obligations of third parties, including U.S. treasury securities, or any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the purchase contracts, which we refer to herein as “purchase units.” The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis.

The prospectus supplement relating to any purchase contracts or purchase units we may offer will contain the specific terms of the purchase contracts or purchase units. These terms may include the following:

•	whether the purchase contracts obligate the holder to purchase or sell, or both, our common stock, preferred stock or debt securities, and the nature and amount of each of those securities, or method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts; and

•	whether the purchase contracts will be issued in fully registered global form.

The description in the applicable prospectus supplement of any purchase contract or purchase unit we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract or purchase unit, which will be filed with the SEC if we offer purchase contracts or purchase units. For more information on how you can obtain copies of any purchase contract or purchase unit we may offer, see “Where You Can Find More Information.” We urge you to read the applicable purchase contract or applicable purchase unit and any applicable prospectus supplement in their entirety.

SELLING SECURITY HOLDERS

Information about selling security holders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated by reference.

PLAN OF DISTRIBUTION

We or the selling security holders may sell the securities offered pursuant to this prospectus in any of the following ways:

•	directly to one or more purchasers;

•	through agents;

•	to or through underwriters, brokers or dealers; or

•	through a combination of any of these methods.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or free writing prospectus, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or free writing prospectus, as the case may be.

We will identify the specific plan of distribution, including any underwriters, brokers, dealers, agents, selling security holders or direct purchasers and their compensation in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated by reference.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York will provide opinions regarding the authorization and validity of the securities. Skadden, Arps, Slate, Meagher & Flom LLP may also provide opinions regarding certain other matters. Any underwriters will also be advised about legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The financial statements incorporated in this prospectus by reference to Express Scripts Holding Company’s Current Report on Form 8-K dated November 14, 2017 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Express Scripts Holding Company for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may inspect without charge any documents filed by us at the SEC’s Public Reference

Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site, www.sec.gov, that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Express Scripts Holding Company.

The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this prospectus, and information filed with the SEC subsequent to this prospectus and prior to the termination of the particular offering referred to in such prospectus supplement will automatically be deemed to update and supersede this information. We incorporate by reference into this prospectus and any accompanying prospectus supplement the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act and applicable SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed on February 14, 2017 (except for the financial statements included therein, which have been superseded by the financial statements included in our Current Report on Form 8-K filed on November 14, 2017);

•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2017, filed on April 24, 2017, the quarter ended June 30, 2017, filed on July 25, 2017, and the quarter ended September 30, 2017, filed on October 24, 2017 (except for the financial statements included in such Quarterly Report, which have been superseded by the financial statements included in our Current Report on Form 8-K filed on November 14, 2017);

•	the portions of our Definitive Proxy Statement on Schedule 14A filed on March 17, 2017, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016;

•	our Current Reports on Form 8-K filed on March 8, 2017, May 12, 2017, May 23, 2017, June 20, 2017, June 27, 2017, October 10, 2017 (except for the parts thereof furnished and not filed with the SEC), October 24, 2017 (except for the parts thereof furnished and not filed with the SEC), October 31, 2017, November 3, 2017 and November 14, 2017; and

•	the description of our common stock as contained in our Prospectus dated November 15, 2011 (filed November 18, 2011), including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 of Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.

We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any and all of the documents that are incorporated by reference into this prospectus but not delivered with this prospectus (other than exhibits unless such exhibits are specifically incorporated by reference in such documents).

You may request a copy of these documents by writing or telephoning us at:

Investor Relations

Express Scripts Holding Company

One Express Way

St. Louis, Missouri 63121

(314) 810-3123

investor.relations@express-scripts.com

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The expenses relating to the registration of the securities will be borne by Express Scripts Holding Company (the “Company”). Such expenses are estimated to be as follows:

Amount to be Paid*
SEC Registration Fee	$	**
Accounting Fees and Expenses		*
Legal Fees and Expenses		*
Printing expenses		*
Transfer Agent, Registrar and Trustee Fees		*
Stock Exchange Listing Fee		*
Rating Agency Fees		*
Miscellaneous expenses		*
Total		$—

*	Since an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable.
**	Deferred in accordance with Rule 456(b) and Rule 457(r) under the Securities Act.

Item 15.	Indemnification of Directors and Officers.

The Company is a Delaware corporation. Reference is made to Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”), which enables a corporation in its original certificate of incorporation or an amendment to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or

•	for any transaction from which a director derived an improper personal benefit.

Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person’s conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred. The indemnification permitted under the DGCL is not exclusive, and a corporation is empowered to purchase and maintain insurance against liabilities whether or not indemnification would be permitted by statute.

The Company’s Amended and Restated Certificate of Incorporation (as amended) provides that to the fullest extent permitted by the laws of the State of Delaware, as the same may be amended, a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of any fiduciary duty as a director.

The Company’s Amended and Restated Certificate of Incorporation (as amended) and Amended and Restated Bylaws provide for indemnification of its directors and officers to the fullest extent currently permitted by the DGCL. We also have indemnification agreements with our directors and executive officers. In addition, the Company maintains liability insurance for its directors and officers.

Item 16.	Exhibits.

The Exhibits to this registration statement are listed in the Index to Exhibits on page II-20 and are incorporated by reference herein.

Item 17.	Undertakings.

The undersigned registrants hereby undertake:

(A)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (A)(1)(i), (A)(1)(ii) and (A)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

A. Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5) That, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, each undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

(B) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of any registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of that registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in expression with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number

1.1	Form of Underwriting Agreement.*

3.1	Amended and Restated Certificate of Incorporation of Express Scripts Holding Company, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on April 2, 2012.

3.2	Amended and Restated Bylaws of the Company, as amended on March 9, 2016, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on March 10, 2016.

4.1	Specimen Preferred Stock Certificate and Form of Certificate of Designation, Preferences and Rights with respect to any series of Preferred Stock issued hereunder.*

4.2	Indenture, dated as of November 21, 2011, by and among Express Scripts Holding Company, the guarantors named therein and Wells Fargo Bank, National Association, as trustee (including form of Debt Security), incorporated by reference to Exhibit 4.1 to Express Scripts, Inc.’s Current Report on Form 8-K filed November 25, 2011.

4.3	Form of Warrant Agreement (including form of Warrant Certificate).*

4.4	Form of Subscription Rights Agreement (including form of Subscription Rights Certificate). *

4.5	Form of Stock Purchase Contract (including form of Stock Purchase Contract Certificate).*

4.6	Form of Stock Purchase Unit Agreement (including form of Stock Purchase Unit Certificate).*

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

12.1	Statement re: Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of PricewaterhouseCoopers LLP, an independent registered public accounting firm.

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature pages hereto).

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, of Wells Fargo Bank, National Association, as Trustee under the Indenture.

*	To be filed by amendment to the Registration Statement or incorporated by reference from documents filed or to be filed with the SEC under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on November 14, 2017.

EXPRESS SCRIPTS HOLDING COMPANY

By:	/s/ Timothy C. Wentworth
Name:	Timothy C. Wentworth
Title:	President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Martin P. Akins and James M. Havel and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the Registration Statement on Form S-3, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Timothy C. Wentworth Timothy C. Wentworth	President and Chief Executive Officer (Principal Executive Officer)	November 14, 2017

/s/ James M. Havel James M. Havel	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 14, 2017

/s/ Bradley Phillips Bradley Phillips	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	November 14, 2017

/s/ Maura C. Breen Maura C. Breen	Director	November 14, 2017

/s/ William J. DeLaney William J. DeLaney	Director	November 14, 2017

/s/ Elder Granger Elder Granger	Director	November 14, 2017

/s/ Nicholas J. LaHowchic Nicholas J. LaHowchic	Director	November 14, 2017

/s/ Thomas P. Mac Mahon Thomas P. Mac Mahon	Director	November 14, 2017

/s/ Kathleen M. Mazzarella Kathleen M. Mazzarella	Director	November 14, 2017

/s/ Frank Mergenthaler Frank Mergenthaler	Director	November 14, 2017

Name	Title	Date

/s/ Woodrow A. Myers, Jr. Woodrow A. Myers, Jr.	Director	November 14, 2017

Roderick Palmore	Director

/s/ George Paz George Paz	Director, Chairman of the Board of Directors	November 14, 2017

/s/ William Roper William Roper	Director	November 14, 2017

/s/ Seymour Sternberg Seymour Sternberg	Director	November 14, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on November 14, 2017.

EXPRESS SCRIPTS, INC.
MEDCO HEALTH SOLUTIONS, INC.

By:	/s/ Martin P. Akins
Name: Martin P. Akins Title: Secretary

SIGNATURES AND POWER OF ATTORNEY

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Martin P. Akins and James M. Havel and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the Registration Statement on Form S-3, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ David Queller David Queller	President (Principal Executive Officer)	November 14, 2017

/s/ Timothy Smith Timothy Smith	Vice President and Treasurer (Principal Financial and Accounting Officer)	November 14, 2017

/s/ Martin P. Akins Martin P. Akins	Director	November 14, 2017